                                                                     EXHIBIT 3.2




                          AMENDED AND RESTATED BYLAWS

                                      OF

                          INTEGRAPHICS SYSTEMS, INC.






                                                  As Adopted by the Shareholders
                                                             on February 4, 1994

                                                                Table of Content
                                                                ----------------

                                                                                                    Page
                                                                                                    ----
ARTICLE 1 - Offices..............................................................................    1
-------------------
     Section 1.1    Principal Offices............................................................    1
     Section 1.2    Other Offices................................................................    1

ARTICLE 2 - Meeting of Shareholders..............................................................    1
-----------------------------------
     Section 2.1    Place of Meeting.............................................................    1
     Section 2.1    Annual Meeting...............................................................    1
     Section 2.3    Special Meetings.............................................................    1
     Section 2.4    Notice of Shareholders Meeting...............................................    2
     Section 2.5    Quorum.......................................................................    2
     Section 2.6    Voting.......................................................................    2
     Section 2.7    Waiver of Notice or Consent by Absent Shareholders...........................    3
     Section 2.8    Shareholder Action by Written Consent Without a Meeting......................    4

ARTICLE 3 - Directors............................................................................    4
---------------------
     Section 3.1    Powers.......................................................................    4
     Section 3.2    Number and Qualification of Director(s)......................................    4
     Section 3.3    Election and Term of Office of Directors.....................................    4
     Section 3.4    Vacancies....................................................................    5
     Section 3.5    Place of Meeting by Telephone................................................    5
     Section 3.6    Regular Meeting..............................................................    5
     Section 3.7    Special Meeting..............................................................    5
     Section 3.8    Quorum.......................................................................    5
     Section 3.9    Waiver of Notice.............................................................    6
     Section 3.10   Action without Meeting.......................................................    6
     Section 3.11   Fees and Compensation of Directors...........................................    6

ARTICLE 4 - Officers.............................................................................    6
--------------------
     Section 4.1    Officers.....................................................................    6
     Section 4.2    Election of Officers.........................................................    6
     Section 4.3    Vacancies in Offices.........................................................    6
     Section 4.4    Chairman of the Board........................................................    7
     Section 4.5    President....................................................................    7
     Section 4.6    Vice President...............................................................    7
     Section 4.7    Secretary....................................................................    7
     Section 4.8    Chief Financial Officer......................................................    8

ARTICLE 5 - Indemnification of Directors, Officers,
--------------------------------------------------
            Employees and Other Agents...........................................................    8
            --------------------------
     Section 5.1    Indemnification..............................................................    8

ARTICLE 6 - Issuance and Transference of Shares..................................................    8
-----------------------------------------------
     Section 6.1    Certificates for paid Unpaid Shares..........................................    8
     Section 6.2    Share Certificates...........................................................    9
     Section 6.3    Replacement of Certificates..................................................    9

                                                                            Page
                                                                            ----
Section 6.4    Transfer of Shares.........................................    9

ARTICLE 7 - Records and Reports...........................................    9
-------------------------------
     Section 7.1    Inspection of Books and Records.......................    9
     Section 7.2    Annual Report to Shareholders.........................    9

ARTICLE 8 - Amendment of Bylaws...........................................   10
-------------------------------
     Section 8.1    Amendment of Bylaws by Shareholders...................   10
     Section 8.2    Amendment of Bylaws by Directors......................   10

ARTICLE 9 - Right of First Refusal........................................   10
----------------------------------
     Section 9.1    Right of First Refusal................................   10

                                   BYLAWS OF

                          INTEGRAPHICS SYSTEMS, INC.


                                   ARTICLE I
                                   ---------

                                    Offices

     Section 1.1:  Principal Offices. The corporation shall maintain its
     -----------   -----------------
principal executive office at the following address:

                   2150 Trade Zone Boulevard
                   Suite 101
                   San Jose, California 95131

     Section 1. 2: Other Offices. The board of directors may change the location
     ------------  -------------
of the principal office of the corporation, or establish and maintain additional offices at such other places as it may from time to time designate.

                                   ARTICLE 2
                                   ---------

                           Meetings of Shareholders

     Section 2.1:  Place of Meetings. Meetings of shareholders shall be held at
     -----------   -----------------
any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders meetings shall be held a the principal executive office of the corporation.

     Section 2.2:  Annual Meeting. The annual meetings of the shareholders,
     -----------   --------------
after the year of incorporation, shall be held at 1:00 P.M. Pacific Standard Time on the second Wednesday of the last month of the fiscal year. If this day falls on a legal holiday, the annual meeting shall be held at the same time on the following business day thereafter.

     Section 2.3:  Special Meetings. A special meeting of the shareholders may
     -----------   ----------------
be called at any time by the board of directors, or by the chairman of the board, or by the president or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

     If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president and any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Section 601 of the Corporations Code of the State of California, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or
                          ---
affecting the time when a meeting of shareholders called by action of the board of directors may be held.

     Section 2.4:  Notice of Shareholders Meeting. When notice of any meeting of
     -----------   ------------------------------
shareholders is given it shall be in accordance with Section 601 of the Corporations Code of the State of California.

     Notice of any meeting of shareholders may be waived in accordance with
Section 2.7 of this Article 2, except as required by Section 601 of the
        ---                 -
Corporations Code of the State of California or any successor thereto.

     Section 2.5:  Quorum.  The presence in person or by proxy of the holders of
     -----------   ------
a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 2.6:  Voting. The shareholders entitled to vote at any meeting of
     -----------   ------
shareholders shall be determined in accordance with the provisions of Section 701 of the Corporations Code of the State of California, subject to the provisions of Section 702, Section 703 and Section 704 of the Corporations Code of the State of California (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares, or vote them against the proposal; but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the articles of incorporation.

     At a shareholders meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     Section 2.7:  Waiver of Notice or Consent by Absent Shareholders. The
     -----------   --------------------------------------------------
transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section 601(f) of the Corporations Code of the State of California and if such action is taken by other than unanimous approval of those entitled to vote, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

     Section 2.8:  Shareholder Action by Written Consent Without A Meeting. Any
     -----------   -------------------------------------------------------
action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.


                                   ARTICLE 3
                                   ---------

                                   Directors

     Section 3.1:  Powers. Subject to the provisions of the California General
     -----------   ------
Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     Section 3.2:  Number and Qualification of Director(s). The authorized
     -----------   ---------------------------------------
number of director(s) shall be eight (8) until changed by a duly adopted amendment to the articles of incorporation, or by an amendment to this bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

     Section 3.3:  Election and Term of Office of Directors. Directors shall be
     -----------   ----------------------------------------
elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     Section 3.4:  Vacancies. Vacancies in the board of directors may be filled
     -----------   ---------
by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders, or by court order, may be filed only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote.

     Section 3.5:  Place of Meetings by Telephone. Regular meetings of the board
     -----------   ------------------------------
of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board of directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting, or if not stated in the notice or if there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

     Section 3.6:  Regular Meetings. Regular meetings of the board of directors
     -----------   ----------------
shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

     Section 3.7:  Special Meetings. Special meetings of the board of directors
     -----------   ----------------
for any purpose or purposes may be called at any time by the chairman of the board or the president, or any vice president, or the secretary or any two directors. Notice shall be given in the manner prescribed by Section 307 of the Corporations Code of the State of California.

     Section 3.8:  Quorum. A majority of the authorized number of directors
     -----------   ------
shall constitute a quorum for the transaction of business, except to adjourn. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors subject to the provisions of Section 310 of the Corporations Code of California (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of that Code (as to appointment of committees) and Section 317(e) of that Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for that meeting.

     Section 3.9:   Waiver of Notice. The transactions of any meeting of the
     -----------    ----------------
board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present, and if either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement the lack of notice to that director.

     Section 3.10:  Action Without Meeting. Any action required or permitted to
     ------------   ----------------------
be taken by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board of directors.

     Section 3. 11: Fees and Compensation of Directors. Directors and members
     -------------  ----------------------------------
of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.11 shall not be construed to preclude any
                                 ----
director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.


                                   ARTICLE 4
                                   ---------

                                   Officers

     Section 4.1:   Officers. The officers of the corporation shall be a
     -----------    --------
president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 4.2 of this Article 4. Any number of offices may
                               ---                 -
be held by the same person.

     Section 4.2:   Election of Officers. The officers of the corporation,
     -----------    --------------------
except such officers as may be appointed in accordance with the provisions of
Section 4.3 of this Article 4, shall be chosen by the board of directors, and
        ---                 -
each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

     Section 4.3:  Vacancies in Offices. A vacancy in any office because of
     -----------   --------------------
death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

     Section 4.4:  Chairman of the Board. The chairman of the board, if such an
     -----------   ---------------------
officer be elected, shall if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall, in addition, be the chief executive officer of the corporation, and shall have the powers and duties prescribed in Section 4.5 of this Article 4.
                             ---                 -

     Section 4.5:  President. Subject to such supervisory powers, if any, as may
     -----------   ---------
be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He or she shall preside at all meetings of the shareholders, and in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

     Section 4.6:  Vice Presidents. In the absence or disability of the
     -----------   ---------------
president, the vice presidents, if any, in order of their rank as fixed by the board of directors, or if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws, and the president or the chairman of the board.

     Section 4.7:  Secretary. The secretary shall keep or cause to be kept at
     -----------   ---------
the principal executive office, or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at directors meetings or committee meetings, the number of shares present or represented at shareholders meetings and the proceedings.

     The secretary shall keep or cause to be kept at the principal executive office, or at the office of the corporation's transfer agent or registrar as determined by resolution of the board of directors, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give or cause to be given notice of all meetings of the shareholders and of the board of directors required by the bylaws, or by law to be given, and he shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or bylaws.

     Section 4.8:  Chief Financial Officer. The chief financial officer shall
     -----------   -----------------------
receive and have custody of all funds and securities of the corporation, shall keep adequate and correct accounts of the corporation's properties and business transactions and shall perform such other duties as may be required of him by the board of directors or by the president.


                                   ARTICLE 5
                                   ---------

                    Indemnification of Directors, Officers,
                          Employees and Other Agents

     Section 5.1:  Indemnification. The corporation may, as permitted by the
     -----------   ---------------
California General Corporation Law, indemnify each of its agents against expenses, judgments, fines, settlement and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation. For purposes of this section, an "agent" of the corporation includes any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a director, officer, employee or agent of a corporation which was a predecessor corporation of corporation or of another enterprise at the request of such predecessor corporation.

                                   ARTICLE 6
                                   ---------

                      Issuance and Transference of Shares

     Section 6.1:  Certificates for paid Unpaid Shares. Certificates for shares
     -----------   -----------------------------------
of the corporation shall be issued when fully paid, and may be issued prior to full payment under such restrictions as the board of directors may deem to be in compliance with the regulations of the Commissioner of Corporations of the State of California.

     Section 6.2:  Share Certificates. The certificates shall be in such from
     -----------   ------------------
and device as shall be provided by the board of directors and shall fully comply with the provisions of the Corporations Code of the State of California. The certificates shall be signed by the president or the vice president and by the secretary or assistant secretary and the seal of the corporation shall be affixed thereto.

     Section 6.3:  Replacement of Certificates. No new certificates shall be
     -----------   ---------------------------
issued until the form certificate for the shares represented thereby shall have been surrendered and canceled, except in the case of lost or destroyed certificates for which the board of directors may order new certificates to be issued upon such terms, conditions and guarantees as the board may see fit to impose including the filling of sufficient indemnity.

     Section 6.4:  Transfer of Shares. Subject to the terms and provisions of
     -----------   ------------------
any agreement which may now or hereafter restrict the transfer of the corporation's shares, shares of the corporation may be transferred in any manner permitted by law, but, such transfer shall not be valid, except as to the parties thereto, until the same is entered upon the books of the corporation and until the old certificates are surrendered and canceled. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the bylaws of this corporation to the same extent as if he had signed a written assent thereto.


                                   ARTICLE 7
                                   ---------

                              Records and Reports

     Section 7.1:  Inspection of Books and Records. All books and records
     -----------   -------------------------------
provided for by statue shall be open to inspection of the directors and shareholders from time to time and to the extent expressly provided by statute and not otherwise.

     Section 7.2:  Annual Report to Shareholders. The annual report to
     -----------   -----------------------------
shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with, but, nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

                                   ARTICLE 8

                              AMENDMENT OF BYLAWS

     Section 8.1:  Amendment of Bylaws by Shareholders. Subject to section 212
     -----------   -----------------------------------
of the California Corporations Code the bylaws and every part thereof may from time to time, and at any time, be amended, altered or repealed and new or additional bylaws may be adopted by the vote of the shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders, except where a greater number is required by law.

     Section 8.2:  Amendment of Bylaws by Directors. Subject to the right of the
     -----------   --------------------------------
shareholders to adopt, amend or repeal bylaws and subject to section 212 of the California Corporations Code, bylaws may be adopted, amended or repealed by a majority vote of the directors present at any meeting of the board of directors at which a quorum is present; provided, however, that the board of directors may not adopt a bylaw or amendments thereof changing the authorized number of directors.

                                   ARTICLE 9
                                   ---------

                             Right of First Refusal

     Section 9.1:  Right of First Refusal. No shareholder shall sell, assign,
     -----------   ----------------------
pledge, or in any manner transfer any of the shares of stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

          (a) If the shareholder desires to sell or otherwise transfer any of his shares of stock, then the shareholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

          (b) For a period of thirty (30) days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the shareholder, the corporation shall have the option to purchase a lesser portion of the shares specified in said notice a the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section 64, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or, with consent of the shareholder, a lesser portion of the shares, it shall give written notice to the transferring shareholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

          (c)  The corporation may assign its rights hereunder.

          (d) In the event the corporation and/or its assignee(s) elect to acquire any of the shares of the transferring shareholder as specified in said transferring shareholder's notice, the Secretary of the corporation shall so notify the transferring shareholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the corporation receives said transferring shareholder's notice; provided that if the terms of payment set forth in said transferring shareholder's notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring shareholder's notice.

          (e) In the event the corporation and/or its assignee(s) do not elect to acquire all of the shares specified in the transferring shareholder's notice, said transferring shareholder may, with the sixty-day period following the expiration of the option rights granted to the corporation and/or its assignee(s) as specified in said transferring shareholder's notice. All shares so sold by said transferring shareholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

          (f) The provisions of this bylaw may be waived with respect to any transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the shareholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring shareholder). This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the shareholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

          (g) Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

          (h) The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

          (1) Upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

     (i) The certificates representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

          "The shares represented by this certificate are subject to a right of first refusal option in favor of the corporation and/or its assignee(s), as provided in the bylaws of the corporation."

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